Exhibit 10.5
     SECOND AMENDMENT AND WAIVER, dated as of August 28, 2009 (this “Amendment”), to the Fourth Amended and Restated Sale and Servicing Agreement dated as of June 16, 2009 (as amended by that certain First Amendment dated as of July 14, 2009, and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among CapitalSource Real Estate Loan LLC, 2007-A, as the seller (the “Seller”), CSE Mortgage LLC, as the originator (the “Originator”), and as the servicer (the “Servicer”), each of the Issuers from time to time party thereto (collectively, the “Issuers”), each of the Liquidity Banks from time to time party thereto (collectively, the “Liquidity Banks”), Citicorp North America, Inc., as the administrative agent for the Issuers and Liquidity Banks thereunder (the “Administrative Agent”), and Wells Fargo Bank, National Association, not in its individual capacity but as the backup servicer (the “Backup Servicer”), and not in its individual capacity but as the collateral custodian (the “Collateral Custodian”). Terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
     The parties hereto desire to amend the Agreement and waive certain provisions of the Agreement in the manner provided herein.
     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Amendments to the Agreement.
     Effective as of the Effective Date, the Agreement is hereby amended as follows:
     (i) the definition of “Consolidated Tangible Net Worth” in Section 1.1 thereof is deleted and replaced as follows:
“Consolidated Tangible Net Worth”: As of any date of determination, the assets less the liabilities of CapitalSource Inc. and its Consolidated Subsidiaries, the CapitalSource Bank Entities and each Healthcare REIT Consolidated Subsidiary, less intangible assets (including goodwill), less loans or advances to stockholders, directors, officers or employees, plus an amount equal to the lesser of (i) any valuation allowance established in accordance with FAS 109 relating to deferred tax assets and (ii) 270,000,000, all determined in accordance with GAAP; provided, however, that if CapitalSource Inc.’s financial statements as of such date include goodwill created as a result of the CapitalSource Bank Transaction, then all such goodwill in an amount not to exceed $200,000,000 shall be treated as a tangible asset for the purpose of this definition; provided, further, however, that with respect to any Consolidated Subsidiary, CapitalSource Bank Entity or Healthcare REIT Consolidated Subsidiary that all of the shares of Capital Stock are not, directly or indirectly, owned by CapitalSource Inc., then, with respect to any such Person, the Consolidated Tangible Net Worth of such Person shall be calculated by multiplying the Consolidated Tangible Net Worth of such Person by the percentage of the aggregate proceeds that would be distributed to CapitalSource Inc., directly or indirectly, upon the dissolution of such Person.
     Section 2. Waiver.
     The parties hereto acknowledge and agree that, pursuant to Section 2.8 of the Agreement, Borrower was obligated to pay to the Administrative Agent a Special Reduction Amount equal to $30,095,012.60 on the Special Reduction Amount Date that occurred on July 27, 2009 (the “Applicable Special Reduction Amount”). Pursuant to that certain Waiver dated as of July 27, 2009, that certain Waiver Extension dated as of July 31, 2009, that certain Second Waiver Extension dated as of July 31, 2009 and that certain Third Waiver Extension dated as of August 7, 2009, the due date for payment of the Applicable Special Reduction Amount was extended to August 28, 2009. The parties hereto hereby agree that notwithstanding the provisions of Section 2.8, the Applicable Special Reduction Amount shall be paid in installments as follows:

     (i) a payment of $15,047,506.30 concurrently with execution hereof;
     (ii) a payment of $7,523,753.15 on the earliest to occur of (A) October 20, 2009, (B) the date which is two Business Days after the date on which the aggregate amount of “Collateral Proceeds” (as defined in the Credit Agreement as in effect on the date hereof) generated after the date hereof pursuant to clause (c)(ii) of the definition of “Collateral Proceeds” in the Credit Agreement (as in effect on the date hereof), equals or exceeds $50,000,000, or (C) the date which is two Business Days after the earlier to occur of (1) the date, if any, on which the aggregate outstanding loan amount under the “Specified Loans” set forth on Exhibit A hereto exceeds for the two previous Business Days the sum of (a) the “Maximum Aggregate Outstanding Amount” set forth on Exhibit A hereto on any “Testing Date” set forth on Exhibit A hereto, plus (b) 5% of the CSE Cash & Cash Equivalent Amount (as defined below), and (2) the date, if any, on which the aggregate outstanding loan amount under the “Specified Loans” set forth on Exhibit A hereto exceeds an amount equal to sum of (a) the “Maximum Aggregate Outstanding Amount” set forth on Exhibit A hereto on any “Testing Date” set forth on Exhibit A hereto plus (b) 10% of the CSE Cash & Cash Equivalent Amount (as defined below) (any such occurrence of the events set forth in this clause (ii)(C), the “Accelerated Payment Trigger”); and
     (iii) a payment of $7,523,753.15 on the earliest to occur of (A) November 20, 2009, (B) the date which is two Business Days after the date on which the aggregate amount of “Collateral Proceeds” (as defined in the Credit Agreement as in effect on the date hereof) generated after the date hereof pursuant to clause (c)(ii) of the definition of “Collateral Proceeds” in the Credit Agreement (as in effect on the date hereof), equals or exceeds $100,000,000, or (C) the date which is two Business Days after the date on which any Accelerated Payment Trigger occurs.
In connection with clauses (ii)(C) and (iii)(C) above and the determination of whether an Accelerated Payment Trigger has occurred, Seller and Servicer hereby agree to deliver to Administrative Agent, on the first Business Day of each week during August 2009, September 2009, October 2009 and November 2009, documentation reasonably satisfactory to the Administrative Agent evidencing the aggregate outstanding loan amount of the “Specified Loans” set forth on Exhibit A as of such date and the CSE Cash & Cash Equivalent Amount for such date.
Upon receipt by the Administrative Agent of the amounts set forth in clauses (i), (ii), and (iii) above in accordance with such clauses, Borrower shall be deemed to have complied in full with its obligation to pay the Applicable Special Reduction Amount in accordance with Section 2.8 of the Agreement.
For the purposes hereof, “CSE Cash & Cash Equivalent Amount” for any “Testing Date” set forth on Exhibit A means CapitalSource Inc.’s cash and cash equivalents on such Testing Date (as would be reported as “Unrestricted Cash and Cash Equivalents” in CapitalSource Inc.’s Credit Agreement covenant compliance report if such report were prepared as of such Testing Date).
     Section 3. Representations and Warranties of the Seller and the Servicer.
     Each of the Seller and the Servicer, jointly and severally, hereby represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):
     (i) The representations and warranties of each of the Seller and the Servicer set forth in the Agreement are true and correct on and as of such date, after giving effect to this Amendment, as though made on and as of such date;

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     (ii) Following the effectiveness of this Amendment, no event has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event;
     (iii) Each of the Seller and the Servicer is in compliance with each of its covenants and agreements set forth in the Transaction Documents; and
     (iv) This Amendment has been duly executed and delivered by the Seller and the Servicer and constitutes the legal, valid and binding obligation of the Seller and Servicer, and is enforceable in accordance with its terms subject (x) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect, and (y) to general principles of equity.
     Section 4. Effective Date; Continued Effectiveness; Governing Law; Counterparts.
     (a) This Amendment shall become effective as of the time and date (the “Effective Date”) when:
     (i) the Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered on behalf of each of the parties hereto;
     (ii) the Administrative Agent shall have received the amounts payable on the Effective Date pursuant to clause (i) of Section 2 hereof; and
     (iii) the Originator shall have paid all outstanding fees and expenses of counsel to the Administrative Agent.
     (b) Nothing herein shall be deemed to be a waiver of any covenant, or agreement contained in, or any Termination Event or Unmatured Termination Event under the Agreement and each of the parties hereto agrees that all other covenants and agreements and other provisions contained in the Agreement and the other Transaction Documents as modified by this Amendment shall remain in full force and effect from and after the date of this Amendment.
     (c) THIS AMENDMENT, AND THE AGREEMENT AS AMENDED BY THE AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     (d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or by electronic mail in portable document format (pdf)), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank.]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	CAPITALSOURCE REAL ESTATE LOAN LLC, 2007-A
	By:	/S/ JEFFREY A. LIPSON
Name: Jeffrey A. Lipson
Title: Senior Vice President and Treasurer

THE ORIGINATOR AND SERVICER:	CSE MORTGAGE LLC
	By:	/S/ JEFFREY A. LIPSON
Name: Jeffrey A. Lipson
Title: Senior Vice President and Treasurer

[Signatures Continued on the Following Page]

Issuer:	CHARTA, LLC, in its capacity as an Issuer
	By:	Citicorp North America, Inc.,
as Attorney-in-Fact

	By:	/S/ GERALD F. KEEFE
Name: Gerald F. Keefe
Title: Authorized Signatory

Issuer:	CAFCO, LLC, in its capacity as an Issuer
	By:	Citicorp North America, Inc.,
as Attorney-in-Fact

	By:	/S/ GERALD F. KEEFE
Name: Gerald F. Keefe
Title: Authorized Signatory

[Signatures Continued on the Following Page]

Liquidity Bank:	CITIBANK, N.A., in its capacity as a Liquidity Bank
	By:	/S/ GERALD F. KEEFE
	Name:	Gerald F. Keefe
	Title:	Authorized Signatory

THE ADMINISTRATIVE AGENT	CITICORP NORTH AMERICA, INC.
	By:	/S/ GERALD F. KEEFE
	Name:	Gerald F. Keefe
	Title:	Authorized Signatory